Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

Investor Relations	Amy Cozamanis	Laurie Berman
Sunstone Hotel Investors, Inc.	Investor/Analyst Information	General Information
(949) 369-4204	Financial Relations Board	Financial Relations Board
	(310) 854-8314	(310) 854-8315

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

FOURTH QUARTER AND FULL-YEAR 2004

Issues Earnings Guidance for First Quarter and Full-Year 2005

SAN CLEMENTE, CA; February 21, 2005 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the fourth quarter and full year ended December 31, 2004.

HIGHLIGHTS

Q4 2004:

•	Same-store RevPar growth of 7.6% over Q4 2003

•	Pro forma total revenue of $123.4 million and actual revenue of $125.3 million

•	Pro forma EBITDA of $21.9 million, including IPO costs of $5.1 million

•	Pro forma net loss to all stockholders (including OP unit holders) of ($17.7) million

•	Pro forma FFO of ($1.7) million, including IPO costs of $17.0 million

•	Pro forma FFO per share (including OP unit holders) of ($0.04), including IPO costs of $0.44

•	Total capital expenditures of $18.5 million

Full Year 2004:

•	Same-store RevPar growth of 6.9% over full year 2003

•	Pro forma total revenue of $489.6 million and actual revenue of $502.7 million

•	Pro forma EBITDA of $107.7 million, including IPO costs and impairment charges of $12.6 million

•	Pro forma net loss to all stockholders (including OP unit holders) of ($6.0) million

•	Pro forma FFO of $50.5 million, including IPO costs and impairment charges of $24.5 million

•	Pro forma FFO per share (including OP unit holders) of $1.31, including IPO costs and impairment charges of $0.64

•	Total capital expenditures of $65.3 million

The quarter ended December 31, 2004 represents the Company’s first period during which it operated as a public company. On October 26, 2004, Sunstone Hotel Investors, Inc. closed its initial public offering. In the IPO, the Company sold 24,459,737 shares of common stock for gross proceeds of $415.8 million including the 3,165,000 shares of common stock sold in connection with the full exercise of the underwriters’ over-allotment option.

The Company has filed contemporaneously with this press release the Form 10-K with the SEC for the year ended December 31, 2004. In addition to the required financial information, the Company has included pro forma income statements that include the Formation and Structuring Transactions (as defined in the Company’s prospectus dated October 20, 2004). The Company believes that the pro forma income statements are useful to understand the effect of those transactions on our operations and financial performance during the periods. In addition, there are approximately $5.1 million of corporate expenses, $6.8 million of prepayment penalties and a $5.1 million write-off of deferred financing fees that are “one-time” in nature related to the IPO.

Disclosure regarding the non-GAAP financial measures EBITDA and FFO is included as an attachment to this release, along with a reconciliation to net income (loss) or pro forma net income (loss) during each of the periods presented. Our complete pro forma financial statements are included in our Form 10-K.

Robert A. Alter, Chief Executive Officer, stated, “We are pleased to be reporting such strong results in the first quarter during which we were public. Operating trends have been positive as demonstrated by our results. Our portfolio is positioned to capitalize on the strong industry fundamentals.”

Fourth Quarter Pro Forma Highlights:

Listed below are certain highlights from the pro forma and historical financial statements. Please refer to the reconciliation schedule on page 10 for a tabular presentation of our results.

•	Total pro forma revenue was $123.4 million and $489.6 million for the quarter and full year ended December 31, 2004, respectively, compared to $113.7 million and $452.8 million for the quarter and full year ended December 31, 2003, respectively.

•	Historical revenue was $125.3 million and $502.7 million for the quarter and full year ended December 31, 2004, respectively, compared to $116.3 million and $457.9 million for the quarter and full year ended December 31, 2003, respectively.

•	Pro forma net loss to all stockholders (including OP unit holders) was ($17.7) million and ($6.0) million for the quarter and full year period ended December 31, 2004, respectively, as compared to ($14.5) million and ($9.9) million for the quarter and full year period ended December 31, 2003, respectively.

•	Historical net loss to all stockholders (including OP unit holders) was ($21.8) million and ($38.9) million for the quarter and full year period ended December 31, 2004, respectively, as compared to ($18.8) million and ($22.2) million for the quarter and full year period ended December 31, 2003, respectively.

•	Pro forma net loss per diluted share (including OP units) was ($0.46) and ($0.16) for the quarter and full year period ended December 31, 2004, respectively, compared to ($0.38) and ($0.26) for the quarter and full year period ended December 31, 2003, respectively.

•	Pro forma EBITDA, which is earnings (loss) from continuing operations before minority interest and interest expense, income taxes, depreciation and amortization, was $21.9 million and $107.7 million for the quarter and full year period ended December 31, 2004, respectively, compared to $9.8 million and $85.7 million for the comparable periods in 2003, respectively. Pro forma EBITDA includes non-cash impairment losses of $7.4 million for the full year period ended December 31, 2004 and $5.1 million of one-time expenses related to the initial public offering for the quarter and full year ended December 31, 2004. Pro forma EBITDA includes a non-cash impairment loss of $11.4 million from continuing operations for the quarter and full year ended December 31, 2003.

•	Historical EBITDA, which is net income before interest expense, income taxes, depreciation and amortization, was $20.0 million and $89.6 million for the quarter and full year period ended December 31, 2004, respectively, compared to $7.4 million and $96.9 million for the comparable periods in 2003, respectively. Historical EBITDA for the quarter ended December 31, 2004 includes a $0.6 gain on sale and $5.1 million of one-time expenses related to the IPO. Historical EBITDA for the full year ended December 31, 2004 includes non-cash impairment losses of $7.4 million from continuing operations and $17.0 million from discontinued operations, a ($0.7) loss on sale and $5.1 million of one-time expenses related to the initial public offering. Historical EBITDA for the quarter and full year ended December 31, 2003 includes non-cash impairment losses of $11.4 million from continuing operations and $17.0 million from discontinued operations, $11.9 million gain on sale for the quarter ended December 31, 2003 and $15.1 million gain on sale for the year ended December 31, 2003.

•	Pro forma Funds from Operations (FFO) to stockholders (including OP unit holders) was ($1.7) million and $50.5 million for the quarter and full year period ended December 31, 2004,

respectively, compared to ($1.4) million and $41.5 million for the quarter and full year period ended December 31, 2003, respectively. Pro forma Funds from Operations (FFO) to stockholders (including OP unit holders) includes non-cash impairment losses of $7.4 million from continuing operations for the full year period ended December 31, 2004, $5.1 million of one-time expenses related to the initial public offering for the quarter and full year ended December 31, 2004, $5.1 million of deferred financing fees written off related to the IPO for the quarter and full year ended December 31, 2004 and $6.8 million of prepayment penalties related to the IPO for the quarter and full year ended December 31, 2004. Pro forma Funds from Operations (FFO) to stockholders (including OP unit holders) includes a non-cash impairment loss of $11.4 million from continuing operations for the quarter and full year ended December 31, 2003.

•	Historical Funds from Operations (FFO) to stockholders (including OP unit holders) was ($6.0) million and $21.8 million for the quarter and full year period ended December 31, 2004, respectively, compared to ($15.8) million and $22.3 million for the quarter and full year period ended December 31, 2003, respectively. Historical Funds from Operations (FFO) includes non-cash impairment losses of $7.4 million from continuing operations and $17.0 million from discontinued operations for the full year period ended December 31, 2004, $5.1 million of one-time expenses related to the initial public offering for the quarter and full year ended December 31, 2004, $5.1 million of deferred financing fees written off related to the IPO for the quarter and full year period ended December 31, 2004 and $6.8 million of prepayment penalties related to the IPO for the quarter and full year 2004. Historical Funds from Operations (FFO) includes non-cash impairment losses of $11.4 million from continuing operations and $17.0 million from discontinued operations for the quarter and full year ended December 31, 2003.

•	Pro forma Funds from Operations (FFO) per diluted share (including OP units) was ($0.04) and $1.31 for the quarter and full year period ended December 31, 2004, respectively, compared to ($0.04) and $1.08 for the quarter and full year period ended December 31, 2003, respectively. Pro forma Funds from Operations (FFO) per diluted share (including OP units) includes non-cash impairment losses of $0.19 per diluted share for the full year period ended December 31, 2004, $0.13 per diluted share of one-time expenses related to the initial public offering for the quarter and full year ended December 31, 2004 and $0.31 per diluted share of IPO related interest charges for the quarter and full year ended December 31, 2004. Pro forma Funds from Operations (FFO) per diluted share (including OP units) includes a non-cash impairment loss of $0.30 per diluted share from continuing operations for the quarter and full year ended December 31, 2003.

Comparable pro forma hotel revenue per available room (“RevPAR”) for the 53 hotels (excluding Residence Inn by Marriott located in Rochester, Minnesota which opened June 2004) during the fourth quarter increased 7.6% as compared to the fourth quarter of 2003, driven by an increase in occupancy of 1.9 percentage points and a 4.5% increase in average room rate. Comparable pro forma hotel adjusted operating profit margins for the fourth quarter increased 340 basis points (from 20.3% to 23.7%). For the year ending December 31, 2004, comparable hotel RevPar increased 6.9%, driven by an increase in occupancy of 2.9 percentage points and a 2.5% increase in average room rate. For the year ending December 31, 2004, comparable pro forma hotel adjusted operating profit margins increased 300 basis points (from 23.2% to 26.2%).

Jon D. Kline, Chief Financial Officer, noted “We are pleased with the performance of our underlying hotel business which is clearly benefiting from the significant capital improvements we have made. The support we have received from the investment community validates our high quality portfolio and conservative capital structure.”

Acquisitions and Dispositions

In the fourth quarter 2004, the Company sold two hotels totaling 451 rooms in separate transactions. The Holiday Inn located in Flagstaff, Arizona and the San Marcos Resort and Conference Center located in Chandler, Arizona were sold for a combined gross sales price of $21.3 million.

Gary Stougaard, Chief Investment Officer, commented on the company’s acquisition program. “We are seeing a strong pipeline of attractive opportunities in a highly competitive acquisition environment. We will be selective in allocating capital to new investments.”

Balance Sheet / Liquidity Update

As of December 31, 2004 the Company had $34.9 million of cash and cash equivalents (including restricted cash). Total assets were $1.25 billion, including $1.13 billion of net investments in hotel properties, total debt of $712.5 million, and stockholders’ equity of $417.3 million. The Company is in the process of exploring alternatives to fix interest rates on approximately $200 to $300 million of its debt as well as accessing the perpetual preferred market.

Capital Expenditures

In the fourth quarter of 2004, the Company invested $18.5 million in capital expenditures across its portfolio. For the full year 2004, the Company invested $65.3 million in capital expenditures across its portfolio.

Dividend Update

During the fourth quarter, the Company declared a dividend of $0.285 per share payable to its common stockholders of record as of December 31, 2004. The dividend was paid on January 14, 2005. The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission.

First Quarter 2005 Outlook

The Company expects comparable hotel RevPAR for the first quarter of 2005 to increase approximately 6.0% to 8.0% over the first quarter of 2004. January 2005 comparable hotel RevPar increased approximately 7.5% over January 2004. Based upon this guidance, the Company estimates that for the first quarter of 2005 its:

•	Income (loss) from continuing operations before minority interest should be approximately $0.1 million to $2.7 million;

•	Income (loss) from continuing operations before minority interest per diluted share (including OP units) should be approximately $0.00 to $0.07;

•	EBITDA should be approximately $26.3 million to $29.2 million;

•	Funds from Operations (FFO) to stockholders (including OP unit holders) should be approximately $13.9 million to $16.8 million;

•	Funds from Operations (FFO) per diluted share (including OP units) should be approximately $0.36 to $0.44;

•	Hotel operating margin should increase approximately 100 basis points over the first quarter of 2004; and

•	Total capital expenditures for the portfolio should be $8.0 million to $10.0 million.

Full Year 2005 Outlook

For the full year 2005, the Company is maintaining its prior guidance and expects RevPAR for its 54 hotels to increase approximately 5.0% to 7.0% over 2004. Based upon this guidance, the Company estimates that for 2005 its:

•	Income from continuing operations before minority interest should be approximately $21.7 million to $27.2 million;

•	Income from continuing operations before minority interest per diluted share (including OP units) should be approximately $0.56 to $0.71;

•	EBITDA should be approximately $132.0 million to $138.0 million;

•	Funds from Operations (FFO) to stockholders (including OP unit holders) should be approximately $79.0 million to $85.0 million;

•	Funds from Operations (FFO) per diluted share (including OP units) should be approximately $2.05 to $2.21;

•	Hotel operating margin should increase 100 to 150 basis points over 2004; and

•	Total capital expenditures for the portfolio should be $32.0 million to $40.0 million.

•	Projected 2005 capital expenditures include three proposed brand conversions that have yet to be finalized.

FFO guidance includes refinancing $200 to $300 million of floating rate debt with fixed rate debt.

Disclosure regarding the non-GAAP financial measures EBITDA and FFO is included as an attachment to this release, along with reconciliation to net income (loss) or pro forma net income (loss).

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year results on Tuesday, February 22, 2005 at 11:00 a.m. EST. To participate in the live call, investors are invited to dial 1-800-240-6709 (for domestic callers) or 303-205-0066 (for international callers). A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors’ website at www.sunstonehotels.com.

Sunstone Hotel Investors, Inc. is a lodging real estate company that currently owns 54 primarily upper-upscale and upscale hotel properties primarily operated under nationally-recognized companies, such as

Marriott, Hilton, InterContinental and Hyatt. For further information; please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 21, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

***Tables to Follow***

Non-GAAP Financial Measures

We present the following two non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; and (2) Funds From Operations, or FFO.

EBITDA represents net income (loss) before minority interest excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from debt restructuring and sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

We caution investors that amounts presented in accordance with our definitions of EBITDA and FFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA and FFO should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA and FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA and FFO can enhance your understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA

	Quarter Ended December 31,				Year Ended December 31,
	Pro Forma 2004	2004	Pro Forma 2003	2003	Pro Forma 2004	2004	Pro Forma 2003	2003
Net income (loss)	$(15,324)	$(19,130)	$(13,077)	$(18,816)	$(4,699)	$(36,100)	$(8,970)	$(22,266)
Minority interest	(2,410)	(2,704)	(1,402)	1	(1,271)	(2,831)	(962)	17
Depreciation and amortization - continuing operations	16,245	16,565	13,413	13,705	57,728	59,579	52,253	53,137
Depreciation and amortization - discontinued operations	—	43	—	1,600	—	1,743	—	7,348
Amortization of deferred stock compensation	402	287	322	—	1,383	287	1,302	—
Interest expense - continuing operations	23,017	24,362	10,519	13,011	54,574	64,588	42,076	54,965
Interest expense - discontinued operations	—	620	—	1,526	—	2,474	—	6,533
Income taxes - continuing operations	—	—	—	(3,313)	—	280	—	(2,878)
Income taxes - discontinued operations	—	—	—	(295)	—	(436)	—	14

EBITDA	21,930	20,043	9,775	7,419	107,715	89,584	85,699	96,870

(Gain)/loss on sale of assets	—	(561)	—	(11,938)	—	659	—	(15,056)
One-time costs associated with the IPO:
Compensation/Severance/Professional Fees	5,112	5,112		—	5,112	5,112	—	—
Impairment loss - continuing operations	—	—	11,382	11,382	7,439	7,439	11,382	11,382
Impairment loss - discontinued operations	—	—	—	16,991	—	16,954	—	16,991

	5,112	4,551	11,382	16,435	12,551	30,164	11,382	13,317

	$27,042	$24,594	$21,157	$23,854	$120,266	$119,748	$97,081	$110,187

Reconciliation of Net Income (Loss) to FFO

Net income (loss)	$(15,324)	$(19,130)	$(13,077)	$(18,816)	$(4,699)	$(36,100)	$(8,970)	$(22,266)
Minority interest	(2,410)	(2,704)	(1,402)	1	(1,271)	(2,831)	(962)	17
Real estate depreciation and amortization - continuing operations	16,009	16,343	13,109	13,401	56,491	58,342	51,406	52,290
Real estate depreciation and amortization - discontinued operations	—	43	—	1,600	—	1,743	—	7,348
(Gain)/loss on sale of assets	—	(561)	—	(11,938)	—	659	—	(15,056)

FFO to common shareholders and OP unit holders	(1,725)	(6,009)	(1,370)	(15,752)	50,521	21,813	41,474	22,333

One-time costs associated with the IPO:
Compensation/Severance/Professional Fees	5,112	5,112	—	—	5,112	5,112	—	—
Write-off of deferred financing fees	5,146	5,146			5,146	5,146
Prepayment penalties	6,753	6,753			6,753	6,753
Impairment loss - continuing operations	—	—	11,382	11,382	7,439	7,439	11,382	11,382
Impairment loss - discontinued operations	—	—	—	16,991	—	16,954	—	16,991

	17,011	17,011	11,382	28,373	24,450	41,404	11,382	28,373

	$15,286	$11,002	$10,012	$12,621	$74,971	$63,217	$52,856	$50,706

Weighted average shares and OP units outstanding	38,512		38,512		38,512		38,512

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income to Non-GAAP Financial Measures

Quarter Ended March 31, 2005 and Year Ended 2005 (Unaudited)

Reconciliation of Net Income to EBITDA

	Quarter Ended March 31,		Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range
Net income	$100	$2,700	$21,700	$27,200
Minority interest	—	300	2,100	2,600
Depreciation and amortization -	—	—	—	—
continuing operations	14,000	14,000	56,000	56,000
Depreciation and amortization - deferred financing fees	975	975	3,900	3,900
Amortization of deferred stock compensation	325	325	1,300	1,300
Interest expense - continuing operations	10,900	10,900	47,000	47,000

EBITDA	$26,300	$29,200	$132,000	$138,000

Reconciliation of Net Income to FFO

Net income	$100	$2,700	$21,700	$27,200
Minority interest	—	300	2,100	2,600
Real estate depreciation and amortization -	—	—	—	—
continuing operations	13,800	13,800	55,200	55,200

FFO to common shareholders and OP unit holders	$13,900	$16,800	$79,000	$85,000

Weighted average common shares and OP units outstanding	38,512	38,512	38,512	38,512

FFO / share (including OP unit holders)	$0.36	$0.44	$2.05	$2.21

SUNSTONE HOTEL INVESTORS, INC.

Pro Forma Hotel Operating Results

(unaudited)

	Quarter ended		Year-to-date ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Number of Hotels	54	53	54	53
Number of Rooms	13,183	13,103	13,183	13,103
% change in pro forma hotel RevPAR	7.6%		6.9%	0.0%

Pro forma hotel operating profit margin (1)	23.7%	20.3%	26.2%	23.2%

Pro Forma Hotel Revenues
Room revenue	80,976	74,655	334,874	310,126
Food and beverage revenue	31,343	30,278	111,445	106,245
Other operating revenue	11,050	8,810	43,288	36,463

Total Pro Forma Hotel Revenues	123,369	113,743	489,607	452,834
Pro Forma Hotel Expenses
Room expense	19,034	18,790	75,252	73,232
Food and beverage expense	21,289	20,790	77,231	75,888
Other hotel expense	38,398	37,656	152,052	145,350
General and administrative expense	13,501	11,436	48,583	45,744
Management fee expense	1,870	1,993	7,987	7,643

Total Pro Forma Hotel Expenses	94,092	90,665	361,105	347,857

Pro Forma Hotel Operating Income	29,277	23,078	128,502	104,977

General and administrative - corporate (3)	7,950	2,494	15,449	9,994
Depreciation and amortization	16,245	13,413	57,728	52,253
Impairment loss	—	11,382	7,439	11,382

Operating Income	5,082	(4,211)	47,886	31,348
Management and other fees from affiliates	4	0	4	0
Interest and other income	197	251	715	796
Interest expense (2)	(23,017)	(10,519)	(54,574)	(42,076)
Minority interest	2,410	1,402	1,271	962
Provision for taxes	—	—	—	—

Income (loss) From Continuing Operations	(15,324)	(13,077)	(4,698)	(8,970)

(1)	Pro forma hotel operating profit margin is calculated as the pro forma hotel adjusted operating income divided by the pro forma hotel revenues per the schedule above.

(2)	One time interest expenses related to the formation and structuring transaction for both the quarter ended and year ended December 31, 2004 were $11,899.

(3)	One time corporate general and administrative expenses related to the formation and structuring transaction for both the quarter ended and year ended December 31, 2004 were $5,112.

SUNSTONE HOTEL INVESTORS, INC.

Pro Forma Hotel Operating Statistics by Region

(unaudited)

			Quarter ended December 31, 2004			Quarter ended December 31, 2003
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
California	19	4,048	73.1%	$98.17	$71.78	70.7%	$94.37	$66.70	7.6%
Other West (2)	16	3,440	59.9%	$76.97	$46.12	56.9%	$77.01	$43.85	5.2%
Midwest (1) (3)	8	2,616	59.8%	$120.08	$71.81	58.8%	$111.92	$65.81	9.1%
Middle Atlantic (4)	3	782	72.6%	$131.14	$95.17	73.2%	$120.88	$88.52	7.5%
South (5)	3	895	67.7%	$117.68	$79.63	61.2%	$109.24	$66.81	19.2%
Southwest (6)	4	1,322	73.5%	$75.59	$55.52	75.7%	$74.61	$56.51	-1.8%

Total Portfolio	53	13,103	66.6%	$98.48	$65.61	64.7%	$94.27	$60.99	7.6%

			Year-to-date ended December 31, 2004			Year-to-date ended December 31, 2003
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
California	19	4,048	77.5%	$100.83	$78.13	75.2%	$97.12	$73.04	7.0%
Midwest (1) (3)	16	3,440	66.8%	$79.35	$53.00	63.7%	$78.55	$50.08	5.8%
Midwest (3)	8	2,616	63.0%	$112.07	$70.55	61.1%	$110.03	$67.25	4.9%
Middle Atlantic (4)	3	782	74.9%	$125.91	$94.34	69.3%	$125.44	$86.89	8.6%
South (5)	3	895	67.3%	$115.58	$77.79	65.2%	$108.38	$70.68	10.1%
Southwest (6)	4	1,322	78.5%	$79.58	$62.51	73.4%	$78.85	$57.90	8.0%

Total Portfolio	53	13,103	71.0%	$97.66	$69.38	68.1%	$95.30	$64.92	6.9%

(1)	Does not include Residence Inn by Marriott located in Rochester, Minnesota (opened June 2004)

(2)	Includes Colorado, Idaho, Oregon, Utah and Washington.

(3)	Includes Illinois, Michigan and Minnesota.

(4)	Includes New Jersey, New York and Pennsylvania.

(5)	Includes Georgia and Virginia

(6)	Includes Arizona, New Mexico and Texas

SUNSTONE HOTEL INVESTORS, INC.

Pro Forma Hotel Operating Statistics by Brand

(unaudited)

			Quarter ended December 31, 2004			Quarter ended December 31, 2003
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
Marriott (1)	24	5,661	68.3%	$107.40	$73.32	66.0%	$103.09	$68.06	7.7%
Hilton	6	1,559	67.3%	$127.53	$85.80	65.8%	$120.63	$79.34	8.1%
InterContinental	12	2,288	64.7%	$73.16	$47.30	62.3%	$71.77	$44.75	5.7%
Hyatt	4	1,029	65.7%	$100.35	$65.93	61.7%	$91.19	$56.26	17.2%
Other Franchise Affiliations (2)	4	1,331	71.3%	$78.11	$55.70	72.9%	$77.33	$56.34	-1.1%
Independent	3	1,235	57.3%	$83.39	$47.80	55.1%	$78.74	$43.40	10.1%

Total Portfolio	53	13,103	66.6%	$98.48	$65.61	64.7%	$94.27	$60.99	7.6%

			Year-to-date ended December 31, 2004			Year-to-date ended December 31, 2003
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
Marriott (1)	24	5,661	72.7%	$106.38	$77.36	70.2%	$102.72	$72.15	7.2%
Hilton	6	1,559	71.3%	$122.92	$87.69	65.6%	$122.21	$80.19	9.4%
InterContinental	12	2,288	70.0%	$74.58	$52.23	67.8%	$74.12	$50.26	3.9%
Hyatt	4	1,029	70.8%	$102.06	$72.24	68.3%	$98.45	$67.28	7.4%
Other Franchise Affiliations (2)	4	1,331	74.5%	$81.02	$60.36	72.0%	$81.08	$58.42	3.3%
Independent	3	1,235	61.3%	$79.82	$48.94	57.8%	$78.68	$45.50	7.6%

Total Portfolio	53	13,103	71.0%	$97.66	$69.38	68.1%	$95.30	$64.92	6.9%

(1)	Does not include Residence Inn by Marriott located in Rochester, Minnesota (opened June 2004)

(2)	Includes Radisson, Sheraton and Wyndham

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